                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT, entered into as of April __, 1996, between CORE, INC., a Massachusetts corporation (hereinafter called "Company"), and PETER P. GREANEY, M.D. (hereinafter called "Executive").

     In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is acknowledged by both parties hereto, Company and Executive agree as follows:

     1.  Employment.  Company will employ Executive and Executive will serve
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Company as a Corporate Vice President and Chief Medical Officer of the Company,
upon the terms and conditions provided herein.

     2.  Duties.  The Executive shall, as an officer of Company, subject to the
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ultimate authority of the Chief Executive Officer and the Board of Directors of
Company, be responsible for and shall have the authority to perform the following duties on behalf of Company:

          (a)  supervision of reporting, Quality Assurance and Clinical Affairs;

          (b) participation of the design and prototype development of the Company's Clinic (Internet) Project MIS;

          (c) assistance in the Company's proposed network development, business development, and proposed outsourcing product development; and

          (d) such other duties and responsibilities as may be directed by the Chief Executive Officer or the Board of Directors of Company consistent with Executive's titles. Examples of such possible other duties and responsibilities are set forth on Exhibit A
                                                                  ---------
               hereto.

     The Executive shall report to the Chairman and Chief Executive Officer of the Company, in general, and to the Executive Vice President for outsourcing matters.

          3.  Term.  Greaney will be compensated for services under this
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Agreement as of April 15, 1996.  The term of Executive's employment hereunder shall be for the period beginning April 29, 1996, and ending December 31, 1996 (the "Term"). Each twelve-month period of the Term commencing on January 1 and ending on the following December 31 is referred to herein as a "Contract Year." On December 31, 1996, and on each December 31 thereafter (each such date being hereinafter referred to as a "Renewal Date"), the term of the Executive's employment hereunder shall automatically be extended for an additional one (1)

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year period unless either party notifies the other in writing at least thirty
(30) days prior to the applicable Renewal Date that such party does not wish to extend this Agreement beyond the expiration of the term or extended term hereof, as the case may be, in which event this Agreement shall terminate on the Renewal Date. The term of this Agreement shall be subject to earlier termination as set forth in Section 8 hereof.

          4.  Commitment of Executive.  (a)  Part-Time Basis.  Except as
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provided in Section 4(b), below, during the term of this Agreement, the
Executive shall be employed by the Company in California on a part-time basis, and shall perform his duties as an officer during the normal business hours of Company. The Executive shall dedicate approximately one half his working time to the Company, which shall average 80 hours per month; provided, however, such 80 hour average will vary so that in some months more than 80 hours of services are rendered to the Company and in some months are less than 80 hours of services are rendered to the Company. Such variations will accommodate Company deadlines and commitments, provided, the Company will not require more than 25 hours of work from Executive in any week.

     While employed on a part-time basis, the Executive shall be permitted to perform work for compensation for others persons and entities, including, without limitation the Greaney Medical Group ("GMG"); provided that such work does not interfere with the Executive's performance of his duties under this Agreement and neither Executive's outside work or services or the persons or entities to whom Executive is rendering such work or services is in competition, directly or indirectly, with the Company or any of Company's affiliated corporations. To avoid potential conflicting schedule demands, the Company and the Executive will prepare, on a monthly basis, a mutually-agreed upon work schedule. In preparing such monthly work schedules, the Company acknowledges that the Executive's services to GMG may from time to time take priority over Executive's services to the Company. Company hereby acknowledges and agrees that any and all services provided by Executive to or on behalf of GMG shall not constitute a violation of the provisions of this Section 4, provided, however, the Executive acknowledges that, as a senior officer of the Company, Executive has fiduciary duties to the Company. The Company acknowledges that as a director and officer of GMG, Executive also has fiduciary duties to GMG.

          (b)  Full-time Basis.  In the event Company exercises its option to
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purchase GMG

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pursuant to the Option to Purchase Business Agreement of even date herewith,
Executive's hours of services hereunder shall increase to full-time.

          5.  Compensation.  (a) Part-Time Basis.  While Executive is employed
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on a part time basis as described in Section 4(a), Company agrees to compensate the Executive at the minimum rate of $100,000 per year. After every four full months of this Agreement while Executive is employed on a part-time basis, Company agrees to pay Executive a pro-rata adjustment for such four month period in the event the Company has required Executive to provide more than an average of 80 hours of service per calendar month.

          (b) Full-time Basis.   In the event Company exercises its option to
              ---------------
purchase GMG pursuant to the Option to Purchase Business Agreement of even date herewith and Executive's hours of services hereunder increase to full-time, Company agrees to compensate the Executive at the minimum rate of $200,000 per year.

          (c) Company Policies. The Executive's compensation shall be paid in
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installments pursuant to Company's personnel policies, less any applicable federal, state or local payroll tax deductions incident on the Executive.

          (d)  Bonuses.  The Executive shall be eligible to receive a bonus or
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bonuses as determined by the Company's Compensation Committee, at its sole discretion, based upon performance and other factors.

          6.  Ethical Conduct.  The Executive agrees to adhere to all recognized
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professional ethics and customs, and to avoid all actions or conduct which might reasonably result in injury, directly or indirectly, to the professional standing and reputation of Company, any of the Company's affiliated corporations or any of the Company's employees or agents. Executive represents and warrants he is free to enter into the Employment Agreement and that there are no employment contracts, restrictive covenants or other obligations preventing full performance of his duties hereunder.

          7.  Fringe Benefits.
              ---------------

          (a) Vacation.  The Executive shall be entitled to a vacation period of
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four weeks in any Contract Year of his employment without loss of compensation.
In the event that the Executive's employment is terminated for any reason prior to the expiration of a full Contract Year, the vacation period to which he is entitled shall be prorated, and he shall receive compensation on account of any unused vacation days in addition to his regular

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compensation for the period prior to his termination.  The Executive shall not be entitled to carry previously allowed vacation time or personal days over to the following Contract Years.

          (b) Holidays and Sick Leave.  In addition to his vacation time, the
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Executive shall be entitled without loss of compensation to those holidays to which employees of Company are entitled under the personnel policies of Company. Sick leave shall be accumulated for the Executive in accordance with the personnel policies of Company.

          (c) Health Care Benefits.  The Executive shall be furnished at the
              --------------------
expense of Company with a health care benefit package consistent with benefits available to other Company employees.

          (d) Disability Benefits.  Company agrees to continue the Executive's
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full salary and fringe benefits for a period of short-term disability not to exceed one hundred eighty (180) days during which the Executive is unable to work on account of illness or injury. Company shall provide the Executive at Company's expense a long term disability benefit which shall replace two-thirds of the Executive's salary from Company for the duration of his disability (not including the first 180 days) to a maximum age of 65. No other fringe benefits shall be continued during the period of any long-term disability. Any and all obligations imposed on Company and any and all rights vested in Executive pursuant to this Section 7(d) shall survive termination of this Agreement.

          (e) Stock Options: (i) Upon Executive's commencement of Employment
              --------------
with the Company, Company will grant Executive options for the purchase of up to 37,500 shares of Company Common Stock at an exercise price of $13.375 reflecting the closing price of CORE stock on April 12, 1996.

     (ii) In the event Company exercise its option to purchase GMG pursuant to the Option to Purchase Business Agreement of even date herewith and Executive's hours of services hereunder increase to full-time, Company agrees to grant Executive options for the purchase of up to an additional 37,500 shares of Company Common Stock.

     (iii) The stock options will have an exercise price equal to fair market value on the date of the grant as customarily calculated by Company (which may vary due to the different dates of grant). Such options shall be 20% vested at grant and thereafter vest equally over

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four years.   The options shall be granted under Company's Stock Option Plan, and be subject to the terms and conditions of a Stock Option Agreement in the form customarily used by Company.

          (f) Other Fringe Benefits.  The Executive shall be entitled to
              ---------------------
additional fringe benefits consistent with the personnel policies of Company.

          (g) In the event Executive's part-time status prevents Executive's inclusion in any of the foregoing benefits, Company shall pay the Executive an amount equal to the cost Company would have paid to include Executive in such plan if Executive were eligible therefor.

          8.  Termination of Agreement.
              ------------------------
          (a) Cause.  This Agreement may be terminated immediately by Company
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for Cause (as defined below).  For the purpose of this Agreement, "Cause" shall include:

     (i) willful breach or habitual neglect of the duties Executive is required to perform hereunder;

     (ii)   any illegal, immoral or dishonest act or omission by Executive;

     (iii)  the Executive's engagement in gross misconduct;

     (iv) the Executive's commission of any crime which constitutes a felony in the jurisdiction committed (whether or not involving Company); and

     (v) a material breach by the Executive of any provision of this Agreement.

     If Company desires to terminate the Agreement for Cause, Company shall give the Executive written notice of the termination date and shall specify in said notice the termination provision of the Agreement upon which the termination action is based and the actions or other matters relied upon by the Company in electing to terminate this Agreement.

          (b) Disability.  This Agreement may also be terminated at the election
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of Company in the event that the Executive is disabled from performing his duties hereunder for one hundred eighty (180) days or more. In the event that this Agreement is terminated by Company because of the disability of the Executive, Company shall give the Executive notice of a termination date, which shall not be less than thirty (30) days subsequent to the date of the notice, and this Agreement shall terminate on the termination date as so established by Company.

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          (c) Death.  This Agreement shall terminate automatically upon the
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death of the Executive.

          (d) Effect of Termination for Cause, Disability or Death.  If the
              ----------------------------------------------------
Executive's employment terminates pursuant to Section 8(a), 8(b) or 8(c), Company shall pay Executive his full salary and other benefits (including accrued and unused vacation and sick time for such Contract Year) through the date of termination of Executive's employment at the rate then in effect, and Company shall have no further obligations to the Executive under this Agreement, except for continuation of benefits required by applicable law.

          (e) Other Termination.  This Agreement may be terminated by Company or
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Executive for any reason or no reason upon six (6) months advance written notice to the other.

     Executive shall be eligible for severance benefits as determined by the Company's Compensation Committee.

          9.  Covenant Not to Compete.  Executive agrees that, until the
              -----------------------
expiration of one year after termination of Executive's employment hereunder:

     (i) Executive shall not solicit or attempt to solicit, or accept business from, any entity which at any time during the twelve month period prior to the date of termination of Executive's employment with Company, was a client or customer of Company, for the purpose of doing business with such client or customer in competition with Company.
          For the purpose of this covenant, the clients and customers of Company shall include those entities with which Company had held discussions or negotiations concerning Company's services within the twelve month period prior to the date of termination of Executive's employment with Company; and

     (ii) Executive shall not solicit, attempt to hire, or hire any employee or consultant of Company, or assist in such solicitation or hiring by any other person or entity, or encourage any employee or consultant or Company to terminate his or her relationship with Company.

     It is agreed that the remedy at law for breach of the foregoing covenants shall be inadequate and that Company shall be entitled to injunctive relief in the enforcement thereof in addition to any other remedy permitted by law. In the event that this section shall be

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determined by arbitrators or by a court of  competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

     Nothing herein contained shall prevent Executive from holding or making investments in securities listed on a National Securities Exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate one percent of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this section.

     Executive agrees to enter into the Company's standard non-disclosure agreement with respect to confidential information.

          10.  Option to Purchase Greaney Medical Group.  Contemporaneously
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with the execution of the Employment Agreement, Executive and Company have entered into an Option Agreement pursuant to which Executive has granted Company an option to purchase all right, title and interest in Executive's business presently known as Greaney Medical Group, Inc. or GMG WorkCare.

          11.  Availability of Records.  During the term of this Agreement and
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for a one-year period after any termination thereof, Company agrees to make available to the Executive, his executors, administrators or heirs, for inspection on the premises of Company during normal working hours, copies of any records relating to activities while employed by Company and which relate to any rights or benefits to which the Executive was entitled at the time of his death. However, upon the termination of this Agreement, the Executive shall not be entitled to retain any records or charts of Company in his possession.

          12.  Arbitration.  Any controversy or claim arising under or relating
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to this Agreement, or breach thereof, shall be settled by arbitration in the Los
Angeles, California area in accordance with the rules of the American
Arbitration Association as in effect from time to time. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          13.  Assignability.  This Agreement shall be binding upon and inure to
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the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereof. The foregoing notwithstanding, this Agreement is personal to

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Executive, and he may not assign any of his rights or obligations hereunder without first obtaining the consent of the Board of Directors of Company.

          14.  Amendments.  No amendment of or variation in the terms of this
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Agreement shall be valid unless made in writing and signed by Executive and a duly authorized representative of Company.

          15.  Notices.  Any notice required or permitted under this Agreement
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shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses:

               To Company at:

               CORE, INC.
               18881 Von Karman Avenue
               Suite 1750
               Irvine, CA 92715

               Attn:  Chairman of the Board of Directors

               With a copy to:

               Rich, May, Bilodeau & Flaherty, P.C.
               294 Washington Street
               Boston, MA 02108
               Attn:  Stephen M. Kane

               To Executive at:

               Peter P. Greaney, M.D.
               333 South Anita Drive - Suite 630
               Orange, CA 92668

          16.  Rules of Construction; Heading and Validity.  This Agreement
               -------------------------------------------
shall be construed in accordance with the laws of Massachusetts.

     The headings contained in this Agreement are for reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

     If any provision of this Agreement or portion of such provision, or the application thereof under any circumstances, is held invalid, the remainder of this Agreement (or the remainder of such provision) and the application thereof under other circumstances shall not be affected by such partial invalidity.

          17.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
Agreement

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between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as are specifically set forth herein. Except as otherwise provided by this agreement, no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          IN WITNESS WHEREOF, the parties to this Agreement have caused the same to be executed as of the _____ day of April, 1996.

                                    CORE, INC.

                                    By:_____________________________
                                         George C. Carpenter IV
                                         Chairman of the Board
                                         of Directors

                                    _________________________________
                                         Peter P. Greaney, M.D.
                                         ("Executive")
Attachments
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Exhibit A - Non-Exclusive List of Possible Duties

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                                   EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT

                     Non-Exclusive List of Possible Duties

     . Management and P&L responsibility for Occupational Health outsourcing business unit (ER Services); reporting to EVP AmHealth Division. Provide leadership for securing national accounts, pricing and developing outsource products and services.

     . Clinical Affairs: chair and steer Medical Advisory Panel, clinical assessment projects. Provide clinical leadership in design of new products, QA assessment of CORE programs, and internal/external training. Participate in Analytic Impact analyses, presentation of client results (e.g. GE, Chrysler, Hughes)

     . As Corporate Officer, represent CORE before various industry and clinical groups, publications.

     . Business Development: support PMTD group w/marketing, sales and product development activities, protocol updating and software enhancements; support CEO w/potential acquisitions & due diligence.

     . Network Development: support EVP, Clinic & Network Services in development and management of Occupational Health Network

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